                                                                   Exhibit 99(g)

                         Consent of Niel C. Ellerbrook

     The undersigned hereby consents to being named in this Registration Statement as a person who will become a director of Vectren Corporation.



                                            /s/ Niel C. Ellerbrook


Dated November 9, 1999